EXHIBIT 99.2

PEOPLES-SIDNEY FINANCIAL CORPORATION

101 E. Court Street

Sidney, Ohio 45365

REVOCABLE PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) James W. Kerber and/or Debra A. Geuy, and each of them individually, as attorneys and proxies of the undersigned, each with full power of substitution, to represent and to vote all of the shares of common stock of Peoples-Sidney Financial Corporation (“PPSF”) that the undersigned is entitled to vote at the Special Meeting of Shareholders (“Special Meeting”), with all powers which the undersigned would possess if personally present at the Special Meeting, to be held at The Hive Executive Center, 101 South Ohio Avenue, Sidney, Ohio, 45365 on September 16, 2022, at 11:00 a.m., local time, or at any adjournment or postponement thereof.

The Board of Directors of PPSF recommends that you vote “FOR” Proposals 1 and 2.

1.

To approve the Agreement and Plan of Merger, dated June 14, 2022 (the “Merger Agreement”), between Farmers & Merchants Bancorp, Inc. (“F&M”), and Peoples-Sidney Financial Corporation (“PPSF”), and to approve the transactions contemplated thereby (the “Merger Proposal”). Pursuant to the Merger Agreement, PPSF will merge with and into F&M (the “Merger”).

☐  FOR                ☐   AGAINST                ☐  ABSTAIN

2.	To approve one or more adjournments of the PPSF special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal (the “Adjournment Proposal”).

☐  FOR                ☐   AGAINST                ☐  ABSTAIN

3.	Such other matters which may properly be presented at the Special Meeting or any adjournment or postponement of the Special Meeting.

IF PROPERLY EXECUTED AND RETURNED TO PPSF, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2. ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF PPSF. AT THIS TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

The undersigned hereby revokes any and all proxies with respect to such shares heretofore given by the undersigned. The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and the proxy statement and prospectus relating to the Special Meeting.

Please sign your name exactly as it appears on the label affixed. When shares are held by two or more persons as co-owners, both or all should sign. When signing as attorney, executor, administrator, trustee, guardian, or in another fiduciary capacity or representative capacity, please give full title as such. If a corporation, limited liability company, or partnership, please sign in full corporate, company, or partnership name by authorized officer.

PLEASE PROMPTLY COMPLETE, SIGN, AND DATE, AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

Dated: ___________________, 2022	Signature

Signature, if held jointly

Printed name(s)